INFOCROSSING, INC.  [LOGO]
FOR IMMEDIATE RELEASE

Contacts:

Chairman and Chief Executive Officer       Chief Financial Officer
Zach Lonstein                              William McHale
Infocrossing, Inc.                         Infocrossing, Inc.
(201) 840-4726                             (201) 840-4732
zlonstein@infocrossing.com                 wmchale@infocrossing.com

Media Relations                            Investor Relations
Michael Wilczak                            Brett Maas
Infocrossing, Inc.                         Hayden Communications, Inc.
(201) 840-4941                             (646) 536-7331
mwilczak@infocrossing.com                  matt@haydenir.com



            INFOCROSSING AWARDED $18 MILLION CONTRACT EXTENSION WITH
                              THE STATE OF MISSOURI

  State exercises option to renew fiscal agent services for Missouri Medicaid


Leonia, NJ - October 18, 2006 - Infocrossing, Inc. (NASDAQ:IFOX), a provider of selective IT infrastructure, enterprise application and business process outsourcing services, today announced that it has been awarded an $18 million contract extension with the State of Missouri.

The State has exercised its option to renew its contract for Medicaid claims processing services for an additional year. The contract had a scheduled termination date of June 30, 2007 with two additional one year options. With the exercise of the first option, the scheduled expiration date is now June 30, 2008. In addition, the Company granted the State an additional one-year renewal option for the period from July 1, 2009 through June 30, 2010.

Under the terms of the agreement, Infocrossing will continue to operate and maintain the State's Medicaid Management Information System (MMIS) that processes the Medicaid claims. The sophisticated MMIS system accepts claims via the web, electronic data interchange (EDI) and from third-party clearinghouses. These claims are subjected to a host of edits that include determining eligibility and appropriateness of the procedure and the system then ultimately prices and pays the claims.

Infocrossing Healthcare Services, Inc. has worked with Missouri's Department of Social Services (DSS) through three consecutive contract periods and has processed Medicaid claims for the State of Missouri since 1988. Through this arrangement, healthcare providers send Medicaid claims to the Company for payment.

"We have a long history with the State of Missouri, and we are pleased to continue to handle the processing of their Medicaid claims," said Art Miller, President of Infocrossing Healthcare Services, Inc. "We look forward to working with the State of Missouri for many years to come."

About Infocrossing (www.infocrossing.com)
Infocrossing, Inc. (IFOX) is a provider of selective IT infrastructure, enterprise application and business process outsourcing services, delivering the computing platforms and proprietary systems that enable companies, regardless of industry, to process data and share information within their business, and between their customers, suppliers and distribution channels. Leading companies leverage Infocrossing's robust computing infrastructure, skilled technical team, and process-driven operations to reduce costs and improve service delivery by outsourcing the operation of mainframes, mid-range, open system servers, networks and business processes to Infocrossing.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the market; competitive factors; closing contracts with new customers and renewing contracts with existing customers on favorable terms; expanding services to existing customers; new products; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; difficulties with the identification, completion, and integration of acquisitions, including the integration of Infocrossing Healthcare Services, Inc., f/k/a Verizon Information Technologies Inc., and Infocrossing, LLC f//k/a (i)Structure, LLC; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

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